Exhibit 10.64

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is effective as of June 19, 2006, by and between RESORTS INTERNATIONAL HOTEL, INC., a New Jersey corporation (“Borrower”), and COMMERCE BANK, N.A., a national banking association (“Lender”).

BACKGROUND

A. Borrower and Lender are parties to that certain Loan and Security Agreement dated November 4, 2002 (as the same has been or may be supplemented, restated, superseded, amended or replaced from time to time, the “Loan Agreement”). All capitalized terms used herein without further definition shall have the respective meaning set forth in the Loan Agreement and all other Loan Documents.

B. The Obligations are secured by continuing perfected security interests in the Collateral.

C. Borrower has requested that Lender modify, in certain respects, the terms of the Loan Agreement including restructuring the Revolving Credit into a $10,000,000 tranche A revolving credit facility (which includes a $2,500,000 sublimit for Letters of Credit) and a $5,000,000 tranche B letter of credit facility.

D. Lender has agreed to such modifications in accordance with and subject to the satisfaction of the conditions hereof.

NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

1. Amendments to Loan Agreement. Upon the effectiveness of this Amendment, the Loan Agreement shall be amended as follows:

a. Section 1 of the Loan Agreement shall be amended by deleting the definitions of “Advance(s),” “Letters of Credit,” and “Revolving Credit Maturity Date,” and replacing each as follows:

Advance(s) - Any monies advanced or credit extended to Borrower by Lender under the Revolving Credit, including without limitation, cash advances and the issuance of Tranche A Letters of Credit.

Letters of Credit - (a) standby letters of credit, (b) commercial letters of credit, and (c) Evergreen Letters, in each case issued to, or to be issued by, Lender for the account of Borrower pursuant to Section 2.2 herein. Letters of Credit include both Tranche A Letters of Credit and Tranche B Letters of Credit. Drafts under commercial letters of credit may be payable at sight, and/or payable 30 days after sight.

Revolving Credit Maturity Date - August 31, 2006.

b. Section 1 of the Loan Agreement shall be amended by deleting the definition of “L/C Commitment.”

c. Section 1 of the Loan Agreement shall be amended by inserting the following definitions in the appropriate alphabetical order:

Excess Cage Cash – The cash on hand in the casino “cage” to the extent in excess of Seven Million Dollars ($7,000,000).

Tranche A L/C Commitment – The sum of Two Million Five Hundred Thousand Dollars ($2,500,000).

Tranche A Letter of Credit Amount - The aggregate Letter of Credit Amount with respect to Tranche A Letters of Credit.

Tranche A Letters of Credit - Letters of Credit issued under the Revolving Credit.

Tranche B Facility - Section 2.1A.

Tranche B L/C Commitment – The sum of Five Million Dollars ($5,000,000).

Tranche B Letter of Credit Amount - The aggregate Letter of Credit Amount with respect to Tranche B Letters of Credit.

Tranche B Letters of Credit - Letters of Credit issued under the Tranche B Facility.

Tranche B Obligations – Borrower’s Reimbursement Obligation for draws under Tranche B Letters of Credit along with the obligation to pay L/C Fees relating to Tranche B Letters of Credit.

d. Section 2.1a of the Loan Agreement shall be amended in its entirety, and shall read as follows:

2.1 Revolving Credit and Tranche A Letters of Credit – Description:

a. Subject to the terms and conditions of this Agreement, Lender hereby establishes for the benefit of Borrower a revolving credit facility (the “Revolving Credit”) which shall include cash Advances extended by Lender to or for the benefit of Borrower, as well as Tranche A Letters of Credit issued for the account of Borrower from time to time hereunder. The aggregate principal amount of unpaid cash Advances plus the Tranche A Letter of Credit Amounts shall not at any time exceed the Maximum Revolving Credit Amount. Subject to such limitation, the outstanding balance of Advances under the Revolving Credit may fluctuate from time to time, to be reduced by repayments made by Borrower, to be increased by future Advances which may be made by Lender, to or for the benefit of Borrower, and, subject to the provisions of Section 6.17 and Section 8, below, shall be due and payable on the Revolving Credit Maturity Date. If the aggregate principal amount of unpaid cash Advances plus the Tranche A Letter of Credit Amounts at any time exceeds the Maximum Revolving Credit Amount (such excess referred to as “Overadvance”), Borrower shall immediately repay the Overadvance in full.

e. The Loan Agreement shall be amended by inserting the following new Section 2.1A to the Loan Agreement:

2.1A Tranche B Letters of Credit

Subject to the terms and conditions of this Agreement, Lender hereby establishes for the benefit of Borrower a letter of credit facility (the “Tranche B Facility”). Subject to the terms and conditions of this Agreement, and provided no Event of Default exists, Lender hereby agrees for the benefit of Borrower to issue Letters of Credit for the account of Borrower from time to time hereunder. The Tranche B Letter of Credit Amounts shall not at any time exceed the Tranche B L/C Commitment.

f. Sections 2.2(a) and (b) of the Loan Agreement shall be amended and restated in their entirety to read as follows:

(a) As a part of the Revolving Credit, and subject to its terms and conditions, Lender shall make available to Borrower Tranche A Letters of Credit which shall not exceed, in the aggregate at any one time outstanding, the Tranche A L/C Commitment. As part of the Tranche B Facility, and subject to its terms and conditions, Lender shall make available to Borrower Tranche B Letters of Credit which shall not exceed, in the aggregate at any one time outstanding, the Tranche B L/C Commitment. Notwithstanding the foregoing, all Letters of Credit shall be in form and substance reasonably satisfactory to Lender. No Letter of Credit shall be issued with an expiry date later than (i) three hundred ninety five (395) days from the date of issuance for a stand-by letter of credit (including Evergreen Letters), or one hundred eighty (180) days from the date of issuance for documentary letter of credit, or (ii) ten (10) Business Days prior to the Revolving Credit Maturity Date. Borrower shall execute and deliver to Issuer all Letter of Credit Documents reasonably required by Lender for such purposes. Each Letter of Credit shall comply with the Letter of Credit Documents.

(b) Each Tranche A Letter of Credit issued from time to time under the Revolving Credit which remains outstanding and undrawn (and the amounts of draws on Letters of Credit prior to payment as hereinafter set forth) shall reduce, dollar for dollar, the amount available to be borrowed by Borrower under the Revolving Credit.

g. Section 3.1 of the Loan Agreement shall be amended in its entirety, and shall read as follows:

3.1 Revolving Credit Collateral: As security for the payment of the Revolving Credit, and satisfaction by Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents (other than the Tranche B Obligations):

a. Personal Property: Borrower hereby assigns and grants to Lender, a continuing Lien on and security interest in, upon and to the following Property, all whether now owned or hereafter acquired, created or arising and wherever located:

(i) Accounts - All Accounts;

(ii) Inventory - All Inventory;

(iii) Deposit Accounts - The Deposit Accounts;

(iv) Excess Cage Cash - All Excess Cage Cash, subject, however, to obligations of Borrower with respect to (A) chip, token and ticket redemptions, (B) cage checks, and (C) governmental taxes and obligations.

(v) Supporting Obligations – All Supporting Obligations arising in connection with or relating to the foregoing property described in clauses (i) through (iii);

(vi) CRDA Interest Receivables – All CRDA Interest Receivables;

(vii) Property in Lender’s Possession - All Property of Borrower, now or hereafter in Lender’s possession; and

(viii) Proceeds - The Proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing property described in clauses (i) through (vii).

Notwithstanding anything contained herein to the contrary, Lender shall have no security interest, right of set-off or other right with respect to the Liquidity Disbursement Account and the funds contained therein.

h. The Loan Agreement shall be amended by inserting the following new Section 3.1A to the Loan Agreement:

3.1A Tranche B Facility Collateral: As security for the payment of the Tranche B Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Tranche B Letter of Credit Documents:

a. Personal Property: Borrower hereby assigns and grants to Lender, a continuing Lien on and security interest in, upon and to the following Property, all whether now owned or hereafter acquired, created or arising and wherever located:

(i) Excess Cage Cash - All Excess Cage Cash, subject, however, to obligations of Borrower with respect to (A) chip, token and ticket redemptions, (B) cage checks, and (C) governmental taxes and obligations.

i. Section 6.8(a) of the Loan Agreement shall be amended in its entirety, and shall read as follows:

a. Tangible Net Worth – Resorts shall maintain at all times Tangible Net Worth of not less than $60,000,000, measured quarterly as of each quarter end.

2. Representations and Warranties. Borrower warrants and represents to Lender that:

a. No Default or Event of Default exists and no Default or Event of Default will occur after giving effect to this Amendment.

b. The making and performance of this Amendment will not violate any law, government rule or regulation, court or administrative order or other such order, or the charter, minutes or bylaw provisions of Borrower or violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument (including without limitation, the Indenture Agreement), to which Borrower is a party, or by which Borrower is bound.

c. Borrower has all requisite power and authority to enter into and perform this Amendment, and to incur the obligations herein provided for, and has taken all proper and necessary action to authorize the execution, delivery and performance of this Amendment.

d. This Amendment, when delivered, will be valid and binding upon Borrower, and enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Ratification of Loan Documents. This Amendment is hereby incorporated into and made a part of the Loan Agreement and all other Loan Documents respectively, the terms and provisions of which, except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect. Any reference to the Loan Agreement and all other Loan Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Loan Agreement and all other Loan Documents respectively as amended by this Amendment. As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Loan

Agreement, Borrower hereby confirms its prior grant to Lender of a continuing first lien on and security interest in, upon and to all of Borrower’s now owned or hereafter acquired, created or arising Collateral as described in Section 3 of the Loan Agreement.

4. Confirmation of Surety. By their execution below, each Surety hereby consents to, and acknowledges the terms and conditions of this Amendment, and agrees that its Surety Agreement dated November 4, 2002, is ratified and confirmed, and shall continue in full force and effect, and shall continue to cover all obligations of Borrower outstanding from time to time, under the Loan Agreement as amended hereby.

5. Effectiveness Conditions. This Amendment shall become effective upon the following:

a. Execution and delivery by Borrower of this Amendment to Lender;

b. Execution and delivery by Borrower of Tranche B Facility promissory note;

c. Certified copies of authorizing resolutions from Borrower’s board of directors;

d. An opinion from Borrower’s independent counsel as to such matters as Lender may require;

e. Payment by Borrower of an amendment fee in the amount of Fifty Thousand Dollars ($50,000), which fee is fully earned on the date hereof, and is non-refundable; and

f. Payment by Borrower of all of Lender’s Expenses.

6. GOVERNING LAW. THIS AMENDMENT, AND ALL MATERS ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF NEW JERSEY. THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

7. Modification. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Lender.

8. Duplicate Originals: Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

9. Waiver of Jury Trial: BORROWER AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY

DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment the day and year first above written.

BORROWER:
RESORTS INTERNATIONAL HOTEL, INC.

By:	/s/ Francis X. McCarthy
Name:	Francis X. McCarthy
Title:	Executive Vice President - Finance

LENDER:
COMMERCE BANK, N.A.

By:	/s/ Peter L. Davis
Peter L. Davis, Senior Vice President

SURETIES:
RESORTS INTERNATIONAL HOTEL & CASINO, INC.

By:	/s/ Francis X. McCarthy
Name:	Francis X. McCarthy
Title:	Executive Vice President – Finance

COLONY RIH HOLDINGS, INC.

By:	/s/ Francis X. McCarthy
Name:	Francis X. McCarthy
Title:	Executive Vice President – Finance

NEW PIER OPERATING COMPANY, INC.

By:	/s/ Francis X. McCarthy
Name:	Francis X. McCarthy
Title:	Executive Vice President - Finance